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                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment ("Amendment") is made September 30, 2014 by and among MetLife Insurance Company of Connecticut (the "Company"), PIMCO Variable Insurance Trust (the "Fund") and PIMCO Investments LLC (the "Underwriter").

     WHEREAS, following the close of business on November 14, 2014, the Company's affiliate, MetLife Investors Insurance Company, will merge into the Company;

     WHEREAS, the parties hereto and Allianz Global Investors Distributors LLC ("AGID") entered into that certain Novation of and Amendment to Participation Agreement dated December 13, 2010 whereby the Underwriter was substituted for AGID (f/k/a PIMCO Funds Distributors LLC) as the party to that certain Participation Agreement dated May 1, 2001, as amended (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement to update Schedule A and the Company's name.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

     1. Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     3. The name of the Company is hereby updated to MetLife Insurance Company USA. Company has changed its state of domicile and is now a Delaware life insurance company.

     4. Notice to the Company under Article XI of the agreement is hereby updated to read:

                        MetLife
                        One Financial Center, 20th Floor
                        Boston, MA 02111
                        Attn: Law Department

     5. The amendments set forth herein shall be effective as of November 17, 2014.

     6. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

     7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

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     IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above set forth.

PIMCO VARIABLE INSURANCE TRUST             PIMCO INVESTMENTS LLC

By: /s/ Eric D. Johnson                    By: /s/ Steven B. Plump
    ----------------------------------         ---------------------------------
Name: Eric D. Johnson                      Name: Steven B. Plump
Title: Vice President                      Title: Head of Business Management

Date: 9/30/14                              Date: 9-30-14

METLIFE INSURANCE COMPANY OF CONNECTICUT

By: /s/ Karen A. Johnson                           [Seal]      [Seal]
    ----------------------------------
Name: Karen A. Johnson
Title: Vice President

Date: 9-12-14

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                                   SCHEDULE A
                                   ----------

The term "Designated Portfolios" includes any class of any Portfolio of the Fund currently offered or offered at any time in the future, other than any such Portfolio and/or class that ceases operations and/or ceases to be offered.


SEGREGATED ASSET ACCOUNTS:

Separate Account                                                Date Established
----------------                                                ----------------
MetLife of CT Fund UL III for Variable Life Insurance                1-15-99
MetLife of CT Separate Account CPPVUL1                               9-1-02
MetLife Investors Variable Annuity Account One                       2-24-87
MetLife Investors USA Separate Account A                             5-29-80

CONTRACTS:

Corporate Owned Variable Universal Life Insurance Policy Corporate Owned Variable Universal Life Insurance 2000 Policy Corporate Owned Variable Universal Life Insurance III Policy Corporate Owned Variable Universal Life Insurance IV Policy Corporate Select Policy
COLI PPVUL
Class AA Variable Annuity
Navigator Select Variable Annuity
Investment Portfolio Architect

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